                                                                     EXHIBIT 2.4

                  FIRST AMENDMENT TO THE ACQUISITION AGREEMENT

         This First Amendment (the "Amendment") to the Acquisition Agreement (the "Agreement") dated as of January 31, 2000 by and among Physicians Resource Group, Inc. ("PRG") and each of its affiliated entities listed on the signature pages thereto, as Sellers and AmSurg Corp. ("AmSurg"), is herby entered into this 28th day of April, 2000.

         WHEREAS, the parties executed the Agreement as of January 31, 2000; and

         WHEREAS, Section 2.4 of the Agreement requires AmSurg to provide PRG with an Exclusion Notice no later than the date that is four (4) months from January 1, 2000; and

         WHEREAS, the parties desire to extend the four (4) month period set forth in Section 2.4 of the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

         1. The first sentence of Section 2.4(b) of the Agreement is hereby amended by deleting the phrase "a period of four (4) months has elapsed from January 1, 2000, the effective date of the Management Agreement," and replacing it with the following "May 15, 2000."

         2. Section 2.4(c) of the Agreement is hereby amended by deleting the phrase "Following the expiration of four (4) months from January 1, 2000, the effective date of the Management Agreement," and replacing it with the following "Until May 15, 2000,".

         Defined terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                    AMSURG CORP.

                                    By: /s/ Ken P. McDonald
                                       ----------------------------------------
                                    Name:   Ken P. McDonald
                                         --------------------------------------
                                    Title:  President and CEO
                                          -------------------------------------


                                    PHYSICIANS RESOURCE GROUP, INC.,
                                    for itself and the other entities listed on the signature pages of the Agreement

                                    By: /s/ Michael W. Yeary
                                       ----------------------------------------
                                    Name:   Michael W. Yeary
                                         --------------------------------------
                                    Title:  President
                                          -------------------------------------